UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

X  Preliminary information statement

o  Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))

o   Definitive information statement

000-14273
(Commission File Number)

INTEGRATED FREIGHT CORPORATION.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X  No fee required

o  Fee computed on table below per Exchange Act Rules 14c-5(g)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

 (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

o  Fee paid previously with preliminary materials.

o  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

INTEGRATED FREIGHT CORPORATION

42 Lake Avenue Extension - 208

Danbury, Connecticut 06811

(203) 628-7142

NOTICE OF ACTION TAKEN

BY WRITTEN CONSENT

We Are Not Asking You For A Proxy

You Are Requested Not To Send Us A Proxy

July _________, 2016

To the Stockholders of Integrated Freight Corporation:

The attached information statement is furnished by the Board of Directors (the “Board”) of Integrated Freight Corporation (“we”, “us”, “our” and equivalent pronouns).  We are a Florida corporation.  Our common stock is traded in the public securities market under the symbol IFCR.  We file reports with the U.S. Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

On June 6, 2016, our Board of Directors, by action by written consent, approved and recommended to our stockholders for approval (a) an increase to 10,000,000,000 shares from 5,000,000,000 shares the number of shares of common stock we are authorized to issue (“Share Increase”) and (b) a reverse stock split, a share combination, (“Reverse Stock Split”) of issued and outstanding common stock in a ratio of one share for each 1,000 shares outstanding.  We believe the Reverse Stock Split applies upon conversion to the number of common shares to be received by holders of our convertible securities.  The holders of our Series C Preferred Stock approved the increase in our authorized shares of common stock and the Reverse Stock Split by action by written consent on June 6, 2016.  The holders of our Series C Preferred Stock have a right to cast 50.0000000173% of all votes eligible to be cast by all stockholders, including common stockholders.  Although the holders of the Series C Preferred Stock did not formally vote the 187,245,033 shares of our common stock they collectively own in favor of the Share Increase, they may be deemed to have voted such common shares in favor of both proposals.  Each approval included Amended Articles of Incorporation required to be filed with the Florida Secretary of State to effectuate such increase in authorized shares and Reverse Stock Split.  The stockholder consent was sufficient for approval under Florida law.   The Amended Articles of Incorporation, which were filed on June 17, 2016.  The Amended Articles of Incorporation specify that the increase in authorized shares of common stock will be effective twenty days following the first distribution of the attached information statement to stockholders.  The Amended Articles of Incorporation specify that the Reverse Stock Split will be effective ten days after we apply to the Financial Industry Regulatory Authority for a market announcement of the Reverse Stock Split.  The actual effective day of Reverse Stock Split may be delayed until the Financial Industry Regulatory Authority actually issues a market announcement of the Reverse Stock Split.

The attached information statement is being delivered to meet the requirements of §607.0704(3), Fla. Stat., which requires notice to nonconsenting stockholders within ten days following an action by written consent of stockholders; but in compliance with Rule 14c-2 under the Securities Exchange Act of 1934, which requires filing of a preliminary information statement on Schedule 14C not less than ten days prior to the distribution of a definitive information statement to stockholders, including an extension of such ten days due to filing any required or desired amendments to the preliminary information statement.  This information statement is being first mailed on or about __________, 2016 to holders of record of our common stock and preferred stock as of the close of business on _________________, 2016 (the “Mailing Date”). On the Mailing Date, we have 4,831,770,546 shares of common stock, 90,000,000 shares of Series A Preferred Stock, 300 shares of Series B Preferred Stock and 200 shares of Series C Preferred Stock outstanding.

The attached information statement is being circulated to provide you with notice that the corporate actions have been approved by the written consent of the holders of majority voting power of our outstanding voting capital stock.  No further action by you, our stockholder, is required.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACCOMPANYING MATERINAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.  YOU ARE NOT REQUIRED TO TAKE ANY ACTION BASED ON THIS INFORMATION STATEMENT.

By Order of the Board of Directors of

Integrated Freight Corporation

/s/ Jackson L. Morris

Jackson L. Morris

Corporation Secretary

INTEGRATED FREIGHT CORPORATION

42 Lake Avenue Extension - 208

Danbury, Connecticut 06811

(203) 628-7142

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY.

DO NOT TO SEND US A PROXY

GENERAL

This information statement has been filed with the United States Securities and Exchange Commission (the “SEC”) and is being furnished to the holders of the outstanding shares of common stock, par value $0.001 per share, of Integrated Freight Corporation, a Florida corporation, (“we,” “us,” “our” and equivalent pronouns).  The purpose of this information statement is to provide notice that a majority of our voting capital stock, holding approximately 50.0000000173% of voting power of our outstanding capital stock (the “Consenting Stockholders”) at June 6, 2016 approved an amendment to our Articles of Incorporation (a) to increase our authorized shares of $0.001 par value common stock to 10,000,000,000 shares to 5,000,000,000 shares (the “Share Increase”) and (b) to Reverse Stock Split, a share combination, (“Reverse Stock Split) of the issued and outstanding common stock in a ratio of one share for each 1,000 shares outstanding.  We believe the Reverse Stock Split applies upon conversion to the number of common shares to be received by holders of our convertible securities.  Although the holders of the Series C Preferred Stock did not formally vote the 187,245,033 shares of common stock they collectively own in favor of the Share Increase, they may be deemed to have voted such common shares.

On June 6, 2016, our Board of Directors approved in writing and recommended to the stockholders for approval the amendment to our Articles of Incorporation (the “Article of Amendment”) mentioned above.  The full text of the Articles of Amendment is attached to this information statement as Exhibit “A”.

On June 6, 2016, the Consenting Stockholders consented in writing to the Articles of Amendment. This consent was sufficient to approve the Articles of Amendment under Florida law (the “June 2016 Amendment”).

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of its Common Stock. This information statement is expected to be sent out on or about ____________, 2016 (the “Mailing Date”) to our common and preferred stockholders.

We filed the Amended Articles of Incorporation with the Florida Secretary of State on June 17, 2016.  The Amended Articles of Incorporation specify that the Share Increase will be effective twenty days after the Mailing Date and the effective date of the Reverse Stock Split will be ten days after application to the Financial Industry Regulatory Authority for a market announce of the Reverse Stock Split, subject to delay due to a delay in the issue of the market announcement.

OVERVIEW OF THE SHARE INCREASE AND REVERSE STOCK SPLIT

The following table presents an overview of the two actions which have been approved by a majority of our voting capital stock upon the recommendation of our board of directors, both on June 6, 2016.

	Before approval:	After approval:
Common stock authorized for issue	5,000,000,000	10,000,000,000
Par value per share	$0.001	$0.001
Reverse split factor or ratio		1:1,000
Common shares issued and outstanding	4,831,770,546	4,481,771(1)
Votes per common share	1	1
Percentage of common stock owned by individual stockholder		Fractional Increase(2)
Number of registered stockholders	586	93
Balance sheet-
Stockholders’ Equity at July 15, 2016 (unaudited)
Common Stock at July 15, 2016 (unaudited)	$4,831,771	$4,832
Additional paid-in capital March 31, 2016 (unaudited)(3)	$8,040,824	$12,867,703
Accumulated deficit		Unchanged

(1)Subject to rounding of fractional shares,

(2)Based on reduction in outstanding due to cash payment for fractional shares.

(3)Pro forma, as if the common stock issued and outstanding on July 15, 2016 were issued and outstanding on March 31, 2016.

                                                                                                                3

AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

On June 6, 2016, our Board of Directors approved an amendment to our Articles of Incorporation to effect the share increase and recommended the share increase to our stockholders for approval. On June 6, 2016, the holders of a majority of votes entitled to be cast on the share increase approved the share increase.  Other than the share increase, the Amendment to the Articles of Incorporation does not amend our Articles of Incorporation as presently in effect and will not result in any change to the rights of our stockholders

Reasons for the share increase at this time

The reason for the Share Increase is because we now have 4,831,770,546 shares of our five billion authorized common shares outstanding and 566,029,384 additional shares reserved for issue under outstanding convertible debt, leaving us negative balance (more shares we are obligated to issue than we have available) of 397,799,930 shares.  We also have preferred stock convertible into common stock for which we have not established reserves.  We believe the number of shares available for issued is insufficient for issuance (i) upon conversion of our standing convertible securities – preferred stock and convertible notes; (ii) to investors who may agree to provide us with the funding we require to continue operations; (iii) to persons in connection with potential acquisition transactions; (iv) to pay outstanding nonconvertible debt and other obligations; (v) compensate management and advisers and (vi) in other transactions in which our Board of Directors may determine is in our best interest and our stockholders to issue common shares.  The Share Increase will not have any immediate effect on the rights of existing stockholders, but will have a dilutive effect to our existing stockholders if additional shares are issued.  The Share Increase coupled with the additional unissued shares ensuing from the concurrent Reverse Stock Split

Authorized Share Increase and Amended Articles of Incorporation Approved by Written Consent in Lieu of Meeting

The Share Increase, Reverse Stock Split and related Amended Articles of Incorporation were approved by written consent executed by the holders of a majority of the outstanding capital stock entitled to vote on June 6, 2016 in lieu of holding a meeting of our stockholders.  On the Mailing Date, those stockholders held 50.0000000173% of the voting power of our capital stock.  Although the holders of the Series C Preferred Stock did not formally vote the 187,245,033 shares of common stock they collectively own in favor of the share increase and Reverse Stock Split, they may be deemed to have voted such common shares.

Our stockholders do not have dissenters’ rights under Florida law based on the adoption of the Share Increase.

AMENDMENT TO ARTICLES OF INCORPORATION

TO REVERSE SPLIT NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

Overview of Reverse Stock Split (share combination)

The Reverse Stock Split will reduce the number of shares of our common stock issued an outstanding by a factor of 1,000.  In other words, the total issued and outstanding shares of our common stock including the shares of common stock you own will be divided by 1,000 to determine the number of shares of our common stock issued an outstanding and the number of shares you own following the Reverse Stock Split.  Both the total and the number of your shares are subject to rounding of fractional shares, as described below.  See the table above for a summary of impacts on data about our company.

Effect of the Reverse Stock Split on Convertible Securities

The Reverse Stock Split will have the same effect on the number of shares of our common stock a holder of convertible securities (convertible notes and preferred stock) receives upon conversion that it has on issued and outstanding shares of common stock.  The number of shares of our common stock a holder of convertible securities would have received on conversion before the Reverse Stock Split is divided by 1,000 to determine the number of shares the holder receives after the Reverse Stock Split.

Approval of the Reverse Stock Split

The Reverse Stock Split was approved by the holders of our Class C Preferred Stock which has a right to cast 50.0000000173% of all votes cast, both common stock and preferred stock, on all matters presented to the stockholders for approval.  Approval by a majority of the common stock holders voting alone is not required.  Although the holders of the Series C Preferred Stock did not formally vote the 187,245,033 shares of common stock they collectively own in favor of the share increase and Reverse Stock Split, they may be deemed to have voted such common shares.

Filing of Amended Articles of Incorporation

The Amended Articles of Incorporation required to effectuate the Reverse Stock Split were filed with the Florida Secretary of State on June 17, 2016.

Effective date of Reverse Stock Split

The Amended Articles of Incorporation specify that the effective date of the Reverse Stock Split will be ten days after we apply to the Financial Industry Regulatory Authority (FINRA) for a market announcement of the Reverse Stock Split.  We anticipate FINRA will require more than ten days to process our application and supporting documentation it requires before it will issue a market announcement.  The actual effective date will be approximately the second business day after FINRA actually issues the market announcement.

The reasons and timing of the Reverse Stock Split

Assuming resolution of pending litigation with and against two of our subsidiaries, Morris Transportation, Inc. and Smith Systems Transportation, Inc., of which you have no assurance, we believe we will achieve profitable results of operations, of which you have no assurance, and an improvement in our balance sheet.  Assuming these outcomes, we believe the market for our common stock will react positively with improvements in trading prices.  The lesser number of shares outstanding following the Reverse Stock Split will result in a higher earnings per share (and a higher loss per share, in the event we experience losses) which may over time lift us out of the “penny stock” category.  This is, of course, a forward-looking statement, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.

Fairness of the Reverse Stock Split

We did not obtain an independent report, opinion, or appraisal before proceeding with the Reverse Stock Split.  No representative or advisor was retained on behalf of the unaffiliated shareholders to review or negotiate the transaction.  We concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that we could adequately establish the fairness of the Reverse Stock Split without independent advice, in that the relative percentage of each stockholder’s ownership following the Reverse Stock Split would be essentially the same as before the Reverse Stock Split.  The closing price per share on ___, 2016 was $0.__, or an aggregate of up to $__ for up to 999 shares before the Reverse Stock Split.  However, a stockholder who has an odd lot after the Reverse Stock Split when he or she did not before may incur higher commissions and fees when they sell the odd lot.

Market impact of the Reverse Stock Split

You have no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of the common stock outstanding.  Accordingly, our total market capitalization after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.  The market price per share of our common stock may decline after the Reverse Stock Split.  The Reverse Stock Split may not result in a per shares price that will attract additional investors to our common stock, including institutional investors or investment funds, or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  The Reverse Stock Split will result in an increase in our earnings per share, in the event we experience positive earnings, and an increase in our loss per share, in the event we experience losses.

Impact on liquidity

The liquidity of our common stock in the public securities market may be adversely impacted by the Reverse Stock Split, with a reduction in our float (unrestricted shares held by non-affiliated in street name) to approximately 4,108,162 shares, subject to rounding up of fractional shares, from 4,108,161,809 shares.  We believe that the number of shares in the public float will be sufficient to maintain liquidity in the market.

Impact on holders with less than 1,000 shares of our common stock

If you own less than 1,000 shares of our common stock (100 stockholders), whether as in a certificate, in book entry form or in street name (held in your brokerage account), you will own only a fractional share on the effective date of the Reverse Stock Split.  We are not issuing fractional shares.  We will pay you cash for your fractional share.  The amount of cash we will pay you is determined by multiplying the number of shares you own at the close of business on the business day immediately preceding the effective date of the Reverse Stock Split by the closing price of per shares of our common stock on that preceding date.  You have appraisal rights under Florida law.  See “Process for Payment of Fractional Shares” and “Appraisal Rights”, below.

Impact on holders with 1,000 to 99,000 shares of our common stock

If you own at least 1,000 shares but not more than 99,000 shares, whether as in a certificate, in book entry form or in street name (held in your brokerage account), you will own less than 100 shares on the effective date of the Reverse Stock Split.  If you own any fractional share, that fractional share will be rounded up to the next whole share.  For example, if the quotient from dividing your pre-reverse split shares by 1,000 is 78.3 shares, you will receive 79 shares as a result of the Reverse Stock Split.  100 shares is referred to in the investment securities industry as a round lot, which is a normal trading unit.  Less than 100 shares of a security is referred to in the securities investment industry as an odd lot.  You may have difficulty in selling odd lots and the commissions and fees you will incur in the sale of an odd lot will likely exceed the commissions and fees you will incur in selling a round lot.

Impact on holders with 99,001 or more shares of our common stock

If you own at least 99,001 shares or more, whether as in a certificate, in book entry form or in street name (held in your brokerage account), you will own at least 100 shares following the Reverse Stock Split.  If you own any fractional share, that fractional share will be rounded up to the next whole share.  If the number of shares you own following the Reverse Stock Split is not evenly divisible by 100 shares, which is referred to in the investment securities industry as a round lot and is a normal trading unit, the odd number of shares you own is referred to in the securities investment industry as an odd lot.  You may have difficulty in selling odd lots and the commissions and fees you will incur in the sale of an odd lot will likely exceed the commissions and fees you will incur in selling a round lot.

Impact of fractional shares

If you own only a fractional share after dividing the number of shares you own before the Reverse Stock Split by 1,000, we will pay you cash for the fractional share.  See “Impact on holders with less than 1,000 shares”, above.  If you own a fractional share plus at least one whole share after dividing the number of shares you own before the Reverse Stock Split by 1,000, the fractional share will be rounded up to the next whole share.

Appraisal rights

Section 607.1302 (d) of the Florida Statutes provides that a stockholder has appraisal rights when “an amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.”  Our plan for the Reverse Stock Split (reduction in number of shares) obligates us and gives us the right to pay cash for, at is repurchase, the fractional share.  This information is intended to satisfy the notice requirement of §607.1320 of the Florida Statutes, if applicable, in that we did not solicit consents for approval of the Reverse Stock Split, all shares voting in favor being held by our management.  If you believe our shares may have an appraised value that exceeds the closing price we will pay you for your fractional share, you must notify us in writing within twenty days after you receive this information statement that you intend to demand payment of an appraised value.  Upon receipt of our written notice, we will send you a form that satisfies §607.1322 of the Florida Statutes, which you must complete and return to us within the time stated.  If a shareholder is dissatisfied with our offer to pay for fractional shares, as described in “Impact on holders with less than 1,000 shares”, above, and satisfies the requirements to assert appraisal rights, we are obligated to commence a court action to determine the appraised value of our shares which we will pay to stockholders asserting appraisal rights.  We will pay demanding stockholders the price per share determined by the court, whether it is higher, lower or the same as the closing price we are offering and paying for fractional shares.  We will pay the costs of such proceedings, provided the court may assess costs and legal fees against any stockholder it determines has acted arbitrarily, vexatiously, or not in good faith.  Because we believe that the closing price we are offering to pay for fractional shares is determined in the public market is the best indicator of fair market value, we would intend to ask the court to assess all costs and fees against stockholders who assert appraisal rights.

Process for payment of fractional shares

If you own only a fractional share after the Reverse Stock Split and you hold a stock certificate, you must return that certificate to our transfer agent, Direct Transfer LLC, Suite D, 500 Perimeter Park Drive, Morrisville, NC, 27560 with a request for payment.  We recommend that you return the certificate by Express Mail, FedEx or UPS with tracking and signature required.  We will mail you a check for your fractional share upon receipt of your certificate.  If your shares are registered in book entry form, we will send you a check for your fractional share.  If your shares are held in street name (in your brokerage account), Cede & Co. will notify us of the total number of fractional shares held in all brokerage accounts we must pay for, we will pay Cede & Co. that amount and it will distribute the amount due to you to your broker for your account.

Process for surrender and exchange of certificates

If you own at least one whole share after the Reverse Stock Split and you hold a stock certificate, you may, but are not required to, return that certificate to our transfer agent, Direct Transfer LLC, Suite D, 500 Perimeter Park Drive, Morrisville, NC 27560, with a request for issue of a replacement certificate.  If you do return your certificate to Direct Transfer LLC, we recommend that you return the certificate by Express Mail, FedEx or UPS with tracking and signature required.  Direct Stock Transfer will mail you a replacement certificate upon receipt of your certificate.

Impact on holders of our convertible securities

The number of shares of common stock into which holders of our convertible securities, including convertible promissory notes, will be able to convert will be adjusted by the Reverse Stock Split.  If convertible into a fixed number of common shares, such number will be divisible by 1,000.  If convertible based on a discount from the market price at the date of conversion, the market adjust to that price, whether higher, lower or relatively unchanged, will automatically adjust the number of shares to be received on conversion of the convertible security.

Impact on shares of common stock we are authorized by our Articles of Incorporation to issue

The number of shares of common stock we are authorized to issue does not change as a consequence of the Reverse Stock Split by itself.  However, we have simultaneously doubled to 10 billion shares from 5 billion shares the number of common shares we are authorized to issue.  The par value of our common stock remains unchanged at $0.001 per share following the Reverse Stock Split.

Impact on issued and outstanding shares of common stock

The number of issued and outstanding shares of our common stock will decrease to approximately 4,831,771 shares from 4,831,770,546 shares.  The actual number of shares outstanding following the Reverse Stock Split will depend on how many fractional shares we pay for and on how many fractional shares are rounded up to the next whole share.

Impact on balance sheet

The aggregate par value of our common stock reflected on our balance sheet at July 15, 2016 will be reduced to $4,832 from $4,831,771.  The additional paid in capital reflected on our balance sheet will correspondingly increase to $12,867,703 from $8,040,824 (unaudited).  The accumulated deficit on our balance sheet will be unchanged.  Loss per share will be correspondingly increased.

Tax consequences

We recommend that you seek tax advice from your professional adviser.  We believe however, that the Reverse Stock Split will not have any immediate federal income tax consequences other than the price you have paid for our common stock (your tax basis) will be spread over a smaller number of shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our remaining stockholders will not be given an opportunity to vote with respect to the Share Increase. All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the proposed actions to be taken by written consent.

The elimination of the need for a meeting of stockholders to approve these actions is made possible by §607.0704(3), Fla. Stat., which provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without prior notice by written consent thereto is signed by stockholders holding at least a majority of the voting power.

OUTSTANDING VOTING STOCK OF THE COMPANY

Florida law does not require our Board of Directors to fix a record date for determining the stockholders entitled to vote on the Share Increase, which was approved on June 6, 2016.  On June 6, 2016, there were: 4,831,770,546 shares of common stock outstanding, each share of which entitles the holder thereof to one vote on all matters submitted to our stockholders, 90,000,000 shares of Series A Preferred Stock which is not entitled to any vote on matters submitted to our stockholders for approval, 300 shares of Series B Preferred Stock which is not entitled to any vote on matters submitted to our stockholders for approval and 200 shares of Series C Preferred Stock which is entitled in the aggregate to one vote more than all other shares of common and preferred stock with voting rights combined to any vote on matters submitted to our stockholders for approval.  None of our capital stock with a right to vote on matters submitted to our stockholders for approval vote as a separate class.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information concerning the number of shares of our common stock and preferred stock owned beneficially on July __, 2016:  (i) each person (including any group) known to us to own more than five percent (5%) of any class of its voting securities, (ii) each of our directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class	Votes (2)
David N. Fuselier, CEO, CFO, Chairman & Director (3)	116,130,220 Common	2.403%	116,130,220
	100 shares Series C Preferred	50%	2,058,660,274
Henry P. Hoffman, Chief Operating Officer & Director	71,114,813 Common	1.472%	71,114,813
	100 Series C Preferred	50%	2,058,660,274
Jackson L. Morris, Corporation Secretary	25,225,420 Common	0.522%	25,225,420
Directors and Executive Officers, as a group (3 persons)	212,470,453 Common	4.397%
	200 Series C Preferred	100%	4,324,166,830

(1) The address for the beneficial owner is our address.

(2) The persons named in this table have sole voting and investment power with respect to all shares of common stock and Series C Preferred Stock shown as beneficially owned by them.  Each share of Series C Preferred Stock has the number of votes determined by dividing by 200 the total number of votes held by other capital shares plus one.

(3)  Twenty million shares are legally owned by Fuselier Consulting, LLC, a firm entirely owned by Mr. Fuselier.

CHANGES IN CONTROL

We are not aware of any other arrangement that may result in a change in control of us.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Integrated Freight Corporation, attn.: Information Statement, 42 Lake Avenue, Danbury, Connecticut 06811, or by calling (203) 628-71425.

Stockholders may also address future requests for separate delivery of information statements and/or annual reports by contacting us at the address listed above.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the corporate actions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the SEC regarding our business, financial condition, and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, proxy statements, and other information we have filed from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The reports, proxy statements, and other information filed with the Commission are also available to the public over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html, search filing for Integrated Freight Corporation.  All inquiries regarding the Company should be addressed to our principal executive offices at Integrated Freight Corporation, attn.: Information Statement, 42 Lake Avenue, Danbury, Connecticut 06811, or by calling (203) 628-71425.

EXHIBIT “A”

Articles of Amendment

To

Articles of Incorporation

Of

INTEGRATED FREIGHT CORPORATION

Document Number:  P10000068160

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

Amending Article IV - Shares

The authorized shares of the Corporation are:

Ten Billion (10,000,000,000) Shares of Common Stock, $0.001 par value per share; and

The number and series of each class of preferred stock, and the preferences, limitations, and relative rights thereof, and the number of shares of preferred stock subject to the future determination by the board of directors of its preferences, limitations, and relative rights shall remain unchanged hereby.

For purposes of compliance with Section 14 of the Securities Exchange Act of 1934, the effective date of these Articles of Amendment with respect to the number of shares of authorized common stock shall be twenty days following the first mailing of an information statement satisfying the requirements of Schedule 14C promulgated under said act.

The shares of the Corporation’s issued and outstanding common stock shall be combined (reverse split) in a ratio of one share for each 1,000 shares on the day of the market announcement of the share combination by the Financial Industry Regulatory Authority (FINRA); provided, that a fractional share held by a stockholder who owns at least one whole share following such share combination shall be rounded to the next whole share and the Corporation shall purchase and pay for a fractional share held by a stockholder who owns solely such fractional share following such share combination an amount equal to the closing market price on for the number of shares owned by such stockholder on the business day preceding the actual effective date of such share combination.  The nominal effective date of the share combination shall be ten days after the Corporation’s application to FINRA for a market announcement of the share combination and the actual effective date of such share combination shall be the day of FINRA’s market announcement of the share combination.

The date of adoption of the amendments is June 6, 2016.

Adoption of Amendment(s):  The amendment(s) was/were adopted, upon the recommendation by the board of directors, by a majority of issued and outstanding shares of capital stock entitled to vote thereon, being sufficient in all respects for approval of the amendment.

Dated:  June 6, 2016

___________________________________

David N. Fuselier

Chief Executive Officer authorized hereunto